Exhibit 99.1

SKYWARD SPECIALTY ANNOUNCES PRICING OF UPSIZED INITIAL PUBLIC OFFERING

Houston, TX – (January 12, 2023) - Skyward Specialty Insurance Group, Inc. ("Skyward Specialty" or the “Company") announced today that it has priced its upsized initial public offering of 8,952,383 shares of its common stock, with 4,750,000 shares being offered by Skyward Specialty and 4,202,383 shares being sold by selling stockholders, at a public offering price of $15.00 per share. The underwriters have a 30-day option to purchase up to an additional 1,342,857 common shares from the selling shareholders at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about January 18, 2023, subject to customary closing conditions. The shares are expected to begin trading on January 13, 2023 on the Nasdaq Global Select Market under the ticker symbol "SKWD."

Skyward Specialty's principal purposes of the offering are to increase capitalization and financial flexibility and create a public market for its common stock, thereby enabling access to the public equity markets for the Company and its stockholders. In addition, Skyward Specialty intends to use a portion of the net proceeds from this offering to make capital contributions to its insurance company subsidiaries to grow its business, using the remainder for general corporate purposes. Skyward Specialty will not receive any proceeds from any sale of shares of common stock by the selling stockholders.

Barclays Capital Inc. and Keefe, Bruyette & Woods, Inc. are acting as joint lead book-running managers for the proposed offering. Piper Sandler & Co., JMP Securities, A Citizens Company, Truist Securities, Inc., and Raymond James & Associates, Inc., are acting as joint book-running managers for the proposed offering. Academy Securities, Inc. and Siebert Williams Shank & Co., LLC, are acting as co-managers for the proposed offering.

A registration statement relating to these securities has been filed with and declared effective on January 12, 2023, by the Securities and Exchange Commission. Accordingly, the offering will be made only by means of a prospectus. A copy of the final prospectus related to the offering will be filed with the Securities and Exchange Commission, and may be obtained, when available, from the prospectus departments of Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: (888) 603-5847 or email: Barclaysprospectus@broadridge.com) or Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Equity Capital Markets (telephone: (800) 966-1559 or email: kbwsyndicatedesk@kbw.com).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Skyward Specialty

Skyward Specialty is a rapidly growing specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through eight underwriting divisions -- Accident & Health, Captives, Global Property, Industry Solutions, Professional Lines, Programs, Surety and Transactional E&S.

Skyward Specialty's subsidiary insurance companies consist of Houston Specialty Insurance Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A- (Excellent) by A.M. Best Company.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements, including with respect to the closing of the initial public offering. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management's control. These statements involve risks and uncertainties that may cause Skyward Specialty’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Skyward Specialty assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

For media-related inquiries contact

Haley Doughty

713-935-4944

hdoughty@skywardinsurance.com

For investor relations related inquiries contact IR@skywardinsurance.com